December 13, 2024

Elizabeth (Betsy) Rafael

Re:     Addendum to Employment Agreement for Advisor Role

Dear Betsy,

This is an addendum to the Terms of Employment (“Offer Letter”) which you previously signed on May 31, 2024.

This Addendum confirms the following changes to your Offer Letter.
Position. You will transition to the role of Advisor, reporting to the Chief Executive Officer. In this role, you will assist with transitional tasks related to the onboarding of the Company’s Chief Financial Officer.

Start Date. You will commence this new role of Advisor on December 16, 2024.

End Date. You will remain in this role until April 30, 2025.

Base Pay. You will continue to be paid a base salary of $300,000 per month, minus all legally applicable deductions and withholdings.

Except as modified in this Addendum, all terms of your Offer Letter remain in full force and effect, including the at-will nature of your employment.
To confirm your understanding to this change to your Offer Letter, please sign and date this Addendum in the spaces provided below and return this Chief People Officer, Rebecca Pearce.

Warm Regards,
AUTODESK, INC.

By signing below, I accept and agree to the terms of this Addendum.

/s/ Elizabeth (Betsy) Rafael        12/16/24
Elizabeth (Betsy) Rafael         Date

Autodesk, Inc. One Market Street, Suite 400, San Francisco, CA 94105 PHONE +1 415 507 5000 | FAX +1 415 507 6338 | www.autodesk.com

Autodesk, Inc. One Market Street, Suite 400, San Francisco, CA 94105 PHONE +1 415 507 5000 | FAX +1 415 507 6338 | www.autodesk.com